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                                                                  Exhibit (h)(8)


                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION

             AZOA Fixed Income Fund and AZOA Diversified Assets Fund

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of October 4, 2002, between PIMCO Variable Insurance Trust, a Delaware business trust, on behalf of each segregated portfolio of assets thereof ("series") listed on Schedule A to this Agreement ("Schedule A") (each, an "Acquiring Fund," and PIMCO Variable Insurance Trust, in such capacity, the "Acquiring Trust"), and USAllianz Variable Insurance Products Trust, on behalf of each corresponding series thereof listed on Schedule A (each, a "Target Fund," and USAllianz Variable Insurance Products Trust, in such capacity, the "Target Trust"). (Each Acquiring Fund and Target Fund is sometimes referred to herein individually as a "Fund" and collectively as the "Funds," and Acquiring Trust and Target Trust are sometimes referred to herein individually as an "Investment Company" and collectively as the "Investment Companies.") All agreements, representations and warranties, actions, and obligations described herein made or to be taken or undertaken by a Fund are made and shall be taken or undertaken by Acquiring Trust on behalf of each Acquiring Fund and by Target Trust on behalf of each Target Fund. USAllianz Advisers, LLC is a party to this Agreement solely as to Section 8.1 hereof.

     The Investment Companies wish to effect two separate reorganizations, which are not intended to qualify as "reorganizations" under section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations under section 368 of the Code (the "Regulations"). Each Target Fund has a single class of shares and each Acquiring Fund has two classes of shares. Each reorganization will involve the transfer of the assets of a Target Fund, subject to the liabilities of such Target Fund, to the corresponding Acquiring Fund listed on Schedule A, in exchange solely for shares of such Acquiring Fund ("Acquiring Fund Shares"), followed by the constructive distribution of those shares pro rata to the holders of shares of that Target Fund ("Target Fund Shares"), all on the terms and conditions set forth herein. (All such transactions involving each Target Fund and its corresponding Acquiring Fund are referred to herein as a "Reorganization.") For convenience, the balance of this Agreement refers only to a single Reorganization, one Acquiring Fund, and one Target Fund, but the provisions of this Agreement shall apply separately to each Reorganization. The consummation of one Reorganization shall not be contingent on the consummation of any other Reorganization.

     In consideration of the mutual promises contained herein, the parties agree as follows:

1.   PLAN OF REORGANIZATION

     1.1. Subject to approval by Target Fund shareholders and to the other terms and conditions set forth herein and on the basis of the representations and warranties contained herein, Target Fund agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to Acquiring Fund and Acquiring Fund agrees in exchange therefor (a) to assume all of the liabilities of Target Fund described in paragraph 1.3 ("Liabilities"), and (b) to issue and deliver to Target Fund the number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares determined by dividing the value of the Assets of the Target Fund less the Liabilities of the Targextt Fund by the net asset value ("NAV") of an

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Acquiring Fund Share (both computed as set forth in paragraph 2.1). Such transactions shall take place at the Closing (as defined in paragraph 3.1).

     1.2. The Assets shall include all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Target Fund's books, and other property owned by Target Fund at the Effective Time (as defined in paragraph 3.1).

     1.3. The Liabilities shall include all liabilities, debts, obligations, and duties of whatever kind or nature of the Target Fund at the Effective Time, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, and whether or not specifically referred to in this Agreement, including any obligation to indemnify the trustees of Target Trust, acting in their capacities as such, to the fullest extent permitted by law and the agreement and declaration of trust ("Trust Instrument") and bylaws of Target Trust.

     1.4. At or immediately before the Effective Time, Target Fund shall declare and pay to its shareholders a dividend and/or other distribution in an amount large enough so that it will have distributed all of its investment company taxable income (as defined in section 852(b)(2) of the Code but computed without regard to any deduction for dividends paid) and substantially all of its net capital gain (as defined in section 852(b)(3) of the Code, but computed without regard to any deduction for capital gain dividends) for the current taxable year through the Effective Time.

     1.5. At the Effective Time (or as soon thereafter as is reasonably practicable), Target Fund shall distribute the Acquiring Fund Shares it receives pursuant to paragraph 1.1 to Target Fund's shareholders of record, determined as of the Effective Time (each, a "Shareholder"), in constructive exchange for their Target Fund Shares. Such distribution shall be accomplished by Acquiring Trust's transfer agent's opening accounts on Acquiring Fund's share transfer books in the Shareholders' names and transferring such Acquiring Fund Shares thereto. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares due that Shareholder. All outstanding Target Fund Shares, including any represented by certificates, shall simultaneously be canceled on Target Fund's share transfer books. Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares issued in connection with the Reorganization.

     1.6. As soon as reasonably practicable after distribution of the Acquiring Fund Shares pursuant to paragraph 1.5, Target Trust shall wind up the affairs of Target Fund and shall file any required final regulatory reports, including but not limited to any Form N-SAR and Rule 24f-2 filings with respect to Target Fund.

     1.7. Any transfer taxes payable on issuance of Acquiring Fund Shares in a name other than that of the registered holder on Target Fund's books of the Target Fund Shares constructively exchanged therefor shall be paid by the person to whom such Acquiring Fund Shares are to be issued, as a condition of such transfer.

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2.   VALUATION

     For purposes of paragraph 1.1(b), the value of the Assets and the Liabilities and the NAV of an Acquiring Fund Share shall be computed as of the close of business on the date of the Closing (the "Valuation Time"). The NAV of an Acquiring Fund Share shall be computed using the valuation procedures set forth in the Acquiring Fund's then current prospectus and statement of additional information ("SAI"). The value of the Assets and Liabilities shall be computed using the valuation procedures set forth in the Acquiring Fund's then current prospectus and SAI, subject to adjustment by the amount, if any, agreed to by Acquiring Trust and Target Trust. Acquiring Trust and Target Trust agree to use all commercially reasonable efforts to resolve any material differences between the value of the Assets and Liabilities determined in accordance with the valuation procedures of the Target Fund and the value of the Assets and Liabilities determined in accordance with the valuation procedures of the Acquiring Fund prior to the Valuation Time.

3.   CLOSING AND EFFECTIVE TIME

     3.1. The Reorganization, together with related acts necessary to consummate the same (the "Closing"), shall occur at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Minneapolis, Minnesota 55402, on or about November 15, 2002, or at such other place and/or on such other date as to which the Investment Companies may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the date thereof or at such other time as to which the Investment Companies may agree (the "Effective Time"). If, immediately before the Valuation Time, (a) the New York Stock Exchange is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on that exchange or elsewhere is disrupted, so that accurate appraisal of the value of the Assets and Liabilities and the NAV of an Acquiring Fund Share is impracticable, the Effective Time shall be postponed until the first business day after the day when such trading has fully resumed and such reporting has been restored.

     3.2. Target Trust shall deliver to Acquiring Trust at the Closing a schedule of the Assets and Liabilities as of the Effective Time, with values determined as provided in Section 2 of this Agreement, which shall set forth for all portfolio securities included therein and all other Assets, their adjusted basis and holding period, by lot, for federal income tax purposes all as of the Valuation Time, certified on the Acquired Fund's behalf by the Target Trust's President (or any Vice President) and Treasurer. Target Trust's custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Assets held by the custodian will be transferred in proper form to Acquiring Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

     3.3. Target Trust's transfer agent shall deliver to Acquiring Trust at the Closing a statement of an authorized officer thereof certifying that its records contain the names and addresses of the Shareholders and the number and percentage ownership of outstanding Target Fund Shares owned by each Shareholder, all as of the Effective Time. Acquiring Trust's transfer agent shall deliver at the Closing a certificate as to the opening on Acquiring Fund's share transfer books of accounts in the Shareholders' names. Acquiring Trust shall issue and deliver a confirmation to Target Trust evidencing the Acquiring Fund Shares to be credited to Target Fund

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at the Effective Time or provide evidence satisfactory to Target Trust that such
Acquiring Fund Shares have been credited to Target Fund's account on Acquiring Fund's books. At the Closing, each Investment Company shall deliver to the other bills of sale, checks, assignments, stock certificates, receipts, or other documents the other Investment Company or its counsel reasonably requests.

     3.4. Each Investment Company shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance reasonably satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

4.   REPRESENTATIONS AND WARRANTIES

     4.1. Target Trust represents and warrants as follows:

          4.1.1. Trust is a business trust that is duly organized, validly existing, and in good standing under the laws of the State of Delaware, with the power under its Declaration of Trust to own all of its properties and assets and to carry on the business being conducted; and its certificate of trust is on file with the Secretary of the State of Delaware;

          4.1.2. Target Trust is duly registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and such registration is in full force and effect; and the registration of shares of the Acquired Funds under the Securities Act of 1933, as amended, (the "1933 Act") is in full force and effect;

          4.1.3. Fund is a duly established and designated series of Target Trust; and all Target Fund Shares outstanding at the Effective Time will have been h duly authorized and duly and validly issued and outstanding shares of Target Fund, fully paid and non-assessable;

          4.1.4. At the Closing, Target Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances; and on delivery and payment for the Assets, Acquiring Fund will acquire good and marketable title thereto;

          4.1.5. Target Fund's current prospectus and SAI conform in all material respects to the applicable requirements of the 1933 Act, and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          4.1.6. Target Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, applicable law or any provision of Target Trust's Trust Instrument or bylaws or of any agreement, instrument, lease, or other undertaking to which Target Fund

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     is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Target Fund is a party or by which it is bound, except as previously disclosed in writing to and accepted by Acquiring Trust;

          4.1.7. Except as otherwise disclosed in writing to and accepted by Acquiring Trust, all contracts and other commitments and liabilities of or applicable to Target Fund (including, but not limited to, amounts owed to service providers or vendors for any operating expenses incurred by Target Fund up to the Effective Time, and any amounts owed by the Target Fund under applicable expense limitation or waiver agreements) (other than this Agreement and investment contracts, including options, futures, and forward contracts) will be terminated, discharged, and paid in full by Target Fund, at or prior to the Effective Time, without either Fund's incurring any liability or penalty with respect thereto and without diminishing or releasing any rights Target Fund may have had with respect to actions taken or omitted or to be taken by any other party thereto prior to the Closing;

          4.1.8. Except as otherwise disclosed in writing to and accepted by Acquiring Trust, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Target Trust's knowledge) threatened against Target Trust or any of its properties or assets that, if adversely determined, would materially and adversely affect Target Fund's financial condition or the conduct of its business; and Target Trust knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

          4.1.9. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Target Trust's board of trustees; and, subject to approval by Target Fund's shareholders, this Agreement constitutes a valid and legally binding obligation of Target Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

          4.1.10. At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by Target Fund's shareholders;

          4.1.11. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, or applicable state securities laws for the execution or performance of this Agreement by Target Trust, except for (a) the filing with the Securities and Exchange Commission (the "SEC") of a registration statement by Acquiring Trust on Form N-14 relating to the Acquiring Fund Shares issuable hereunder, and any supplement or amendment thereto (the "Registration Statement"), including therein a prospectus/proxy statement (the "Proxy Statement"), and (b) such consents,

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     approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

          4.1.12. On the effective date of the Registration Statement, at the time of the shareholders' meeting referred to in paragraph 5.2, and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by Acquiring Trust for use therein;

          4.1.13. There are no Liabilities other than Liabilities disclosed or provided for in Target Trust's financial statements referred to in paragraph 4.1.16 and Liabilities incurred by Target Fund in the ordinary course of its business subsequent to December 31, 2001, or otherwise previously disclosed to Acquiring Trust, none of which has been materially adverse to the business, assets, or results of Target Fund's operations;

          4.1.14. Target Fund is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a regulated investment company under Subchapter M of the Code (a "RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing; and Target Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

          4.1.15. Target Fund's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended December 31, 2001 have been timely filed and all taxes payable pursuant to such returns have been timely paid; and

          4.1.16. Target Trust's financial statements for the year ended December 31, 2001 delivered to Acquiring Trust fairly represent Target Fund's financial position as of such date and the results of its operations and changes in its net assets for the period then ended.

     4.2. Acquiring Trust represents and warrants as follows:

          4.2.1. Acquiring Trust is a business trust that is duly organized, validly existing, and in good standing under the laws of the State of Delaware, with the power under its Declaration of Trust to own all of its properties and assets and to carry on the business being conducted; and its certificate of trust is on file with the Secretary of the State of Delaware;

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          4.2.2. Acquiring Trust is duly registered as an open-end management investment company under the 1940 Act, and such registration will be in full force and effect at the Effective Time; and the registration of shares of the Acquiring Funds under the 1933 Act is in full force and effect;

          4.2.3. Acquiring Fund is a duly established and designated series of Acquiring Trust;

          4.2.4. No consideration other than Acquiring Fund Shares will be issued in exchange for the Assets in the Reorganization;

          4.2.5. The Acquiring Fund Shares to be issued and delivered to Target Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of Acquiring Fund, fully paid and non-assessable;

          4.2.6. Acquiring Fund's current prospectus and SAI conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          4.2.7. Acquiring Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, applicable law or any provision of Acquiring Trust's agreement and declaration of trust ("Trust Instrument") or bylaws or of any provision of any agreement, instrument, lease, or other undertaking to which Acquiring Fund is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Acquiring Fund is a party or by which it is bound, except as previously disclosed in writing to and accepted by Target Trust;

          4.2.8. Except as otherwise disclosed in writing to and accepted by Target Trust, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Acquiring Trust's knowledge) threatened against Acquiring Trust or any of its properties or assets that, if adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business; and Acquiring Trust knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

          4.2.9. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Acquiring Trust's board of trustees (together with Target Trust's board of trustees, the "Boards");

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     no approval of this Agreement by Acquiring Fund's shareholders is required under Acquiring Trust's Trust Instrument or bylaws, or applicable law; and this Agreement constitutes a valid and legally binding obligation of Acquiring Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

          4.2.10. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the 1934 Act, the 1940 Act, or applicable state securities laws for the execution or performance of this Agreement by Acquiring Trust, except for (a) the filing with the SEC of the Registration Statement and (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

          4.2.11. On the effective date of the Registration Statement, at the time of the shareholders' meeting referred to in paragraph 5.2, and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by Target Trust for use therein;

          4.2.12. Acquiring Fund is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a RIC for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; Acquiring Fund intends to continue to meet all such requirements for the next taxable year; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

          4.2.13. Acquiring Fund's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended December 31, 2001 have been timely filed and all taxes payable pursuant to such returns have been timely paid; and

          4.2.14. Acquiring Trust's financial statements for the year ended December 31, 2001 delivered to Target Trust fairly represent Acquiring Fund's financial position as of that date and the results of its operations and changes in its net assets for the year then ended.

     4.3. Each Investment Company represents and warrants as follows:

          4.3.1. The fair market value of the Acquiring Fund Shares received by each Shareholder will be approximately equal to the fair market value of its Target Fund Shares constructively surrendered in exchange therefor;

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          4.3.2. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization; and

          4.3.3. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount.

5.   COVENANTS

     5.1. Each Fund covenants to operate its respective business in the ordinary course between the date hereof and the Closing, it being understood that such ordinary course will include declaring and paying customary dividends and other distributions (including the dividend and/or other distribution referred to in paragraph 1.4) and changes in operations contemplated by each Fund's normal business activities.

     5.2. Target Fund covenants to call a shareholders' meeting to consider and act on this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby.

     5.3. Target Fund covenants that the Acquiring Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

     5.4. Target Fund covenants that it will assist Acquiring Trust in obtaining information Acquiring Trust reasonably requests concerning the beneficial ownership of Target Fund Shares.

     5.5. Target Fund covenants that its books and records (including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) will be turned over to Acquiring Trust at the Closing.

     5.6. Each Fund covenants to cooperate in preparing the Proxy Statement in compliance with applicable federal and state securities laws.

     5.7. Each Fund covenants that it will, from time to time, as and when requested by the other Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the other Fund may deem necessary or desirable in order to vest in, and confirm to, (a) Acquiring Fund, title to and possession of all the Assets, and (b) Target Fund, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

     5.8. Acquiring Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and state securities laws it deems appropriate to continue its operations after the Effective Time.

     5.9. Target Fund covenants that immediately prior to the Effective Time, it will not hold: (a) any Assets which are not permitted investments for Acquiring Fund by reason of charter limitations or investment restrictions disclosed in the Acquiring Fund's prospectus and statement of additional information in effect at the Effective Time; or (b) any other Assets that the Acquiring Fund requests that the Target Fund dispose of prior to the Effective Time.

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     5.10. Target Fund and Acquiring Fund covenant that if they are advised by counsel that exemptive relief from Section 17(a) of the 1940 Act is required in order to complete the transactions contemplated hereby, they will use all reasonable efforts to obtain such exemptive relief from the SEC.

     5.11. Subject to this Agreement, each Fund covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.

6.   CONDITIONS PRECEDENT

     Each Fund's obligations hereunder shall be subject to (a) performance by the corresponding Fund of all its obligations and covenants to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the corresponding Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, and (c) the following further conditions that, at or before the Effective Time:

     6.1. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by each Board and shall have been approved by Target Fund's shareholders in accordance with Target Trust's Trust Instrument and bylaws and applicable law.

     6.2. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and the SEC shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either Investment Company to permit consummation, in all material respects, of the transactions contemplated hereby (including, without limitation, the exemptive relief from Section 17(a) of the 1940 Act referred to in paragraph 5.10 if such is required) shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on either Fund's assets or properties, provided that either Investment Company may for itself waive any of such conditions.

     6.3. At the Effective Time, no action, suit, or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the transactions contemplated hereby.

     6.4. Target Trust shall have received an opinion of Dechert, counsel to Acquiring Trust, substantially to the effect that:

          6.4.1. Acquiring Fund is a duly established series of Acquiring Trust, a business trust duly organized, validly existing, and in good standing under the laws of the State of

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     Delaware with power under its Trust Instrument to own all its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted;

          6.4.2. This Agreement has been duly authorized, executed, and delivered by Acquiring Trust on behalf of Acquiring Fund; no approval of this Agreement by Acquiring Fund's shareholders is required under Acquiring Trust's Trust Instrument or bylaws, or applicable law; and assuming due authorization, execution, and delivery of this Agreement by Target Trust on behalf of Target Fund, this Agreement is a valid and legally binding obligation of Acquiring Trust with respect to Acquiring Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

          6.4.3. The Acquiring Fund Shares to be issued and distributed to the Shareholders under this Agreement, assuming their due delivery as contemplated by this Agreement, will be duly authorized, validly issued and outstanding, and fully paid and non-assessable;

          6.4.4. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Acquiring Trust's Trust Instrument or bylaws or any provision of any agreement (known to such counsel, without any independent inquiry or investigation) to which Acquiring Trust (with respect to Acquiring Fund) is a party or by which it is bound or (to the knowledge of such counsel, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Acquiring Trust (with respect to Acquiring Fund) is a party or by which it is bound, except as set forth in such opinion or as previously disclosed in writing to and accepted by Target Trust;

          6.4.5. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Acquiring Trust (on behalf of Acquiring Fund) of the transactions contemplated herein, except those obtained under the 1933 Act, the 1934 Act, and the 1940 Act and those that may be required under state securities laws;

          6.4.6. Acquiring Trust is registered with the SEC as an investment company, and to the knowledge of such counsel no order has been issued or proceeding instituted to suspend such registration; and

          6.4.7. To the knowledge of such counsel (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Acquiring Trust (with respect to Acquiring Fund) or any of its properties or assets attributable or allocable to Acquiring Fund and
     (b) Acquiring Trust (with respect to Acquiring Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Acquiring Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Target Trust.

In rendering such opinion, such counsel may (1) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (2) limit such opinion to applicable federal and state law, and (3) define the word "knowledge" and related terms to mean the knowledge of attorneys then with such counsel who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

     6.5. Acquiring Trust shall have received an opinion of Dorsey & Whitney LLP, counsel to Target Trust, substantially to the effect that:

          6.5.1. Target Fund is a duly established series of Target Trust, a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware with power under its Trust Instrument to own all its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted.;

          6.5.2. This Agreement (a) has been duly authorized, executed, and delivered by Target Trust on behalf of Target Fund and (b) assuming due authorization, execution, and delivery of this Agreement by Acquiring Trust on behalf of Acquiring Fund, is a valid and legally binding obligation of Target Trust with respect to Target Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

          6.5.3. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Target Trust's Trust Instrument or bylaws or any provision of any agreement (known to such counsel, without any independent inquiry or investigation) to which Target Trust (with respect to Target Fund) is a party or by which it is bound or (to the knowledge of such counsel, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Target Trust (with respect to Target Fund) is a party or by which it is bound, except as set forth in such opinion or as previously disclosed in writing to and accepted by Acquiring Trust;

          6.5.4. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Target Trust (on behalf of Target Fund) of the transactions contemplated herein, except those obtained under the 1933 Act, the 1934 Act, and the 1940 Act and those that may be required under state securities laws;

          6.5.5. Target Trust is registered with the SEC as an investment company, and to the knowledge of such counsel no order has been issued or proceeding instituted to suspend such registration; and

          6.5.6. To the knowledge of such counsel (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Target Trust (with respect to Target Fund) or any of its properties or assets attributable or allocable to Target Fund and (b) Target Trust (with respect to Target Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Target Fund's business, except as set forth in such opinion or as otherwise disclosed in writing to and accepted by Acquiring Trust.

In rendering such opinion, such counsel may (1) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (2) limit such opinion to applicable federal and state law, and (3) define the word "knowledge" and related terms to mean the knowledge of attorneys then with such counsel who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

     6.6. Each Investment Company shall have received an opinion of Dorsey & Whitney LLP, addressed to and in form and substance reasonably satisfactory to it, as to the federal income tax consequences of the Reorganization (the "Tax Opinion"). In rendering the Tax Opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which such counsel may treat as representations and warranties made to it, and in separate letters addressed to such counsel and the certificates delivered pursuant to paragraph
3.4. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, the Reorganization will be treated as a taxable purchase and sale of assets for federal income tax purposes and will not qualify as a reorganization within the meaning of section 368(a)(1) of the Code.

At any time before the Closing, either Investment Company may waive any of the foregoing conditions (except those set forth in paragraphs 6.1 and 6.2) if, in the judgment of its Board, such waiver will not have a material adverse effect on its Fund's shareholders' interests.

7.   BROKERAGE FEES

     Each Investment Company represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

8.   EXPENSES; INDEMNIFICATION

     8.1. USAllianz Advisers, LLC hereby agrees that the cost of the transactions contemplated by this Agreement shall be borne by it and/or its affiliates. USAllianz Advisers, LLC further agrees to indemnify and hold harmless each Shareholder and each beneficial owner of Target Fund shares, each shareholder of record and each beneficial owner of Acquiring Fund shares, the Target Fund, and the Acquiring Fund, from and against any taxes, penalties and interest imposed upon them as a result of (a) the Reorganization not qualifying as a "reorganization" under section 368(a)(1) of the Code or (b) any final determination by a court of competent jurisdiction or administrative determination that the Reorganization, although treated by the parties for Federal income tax purposes as not qualifying as a "reorganization" under section 368(a)(1) of the Code, in fact was such a "reorganization."

     8.2. Acquiring Trust and Acquiring Fund agree to indemnify and hold harmless Target Trust, Target Fund and each of Target Trust's trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which, jointly or severally, Target Trust, Target Fund or any of Target Trust's trustees or officers may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by Acquiring Trust or Acquiring Fund of any of their representations, warranties, covenants or agreements set forth in this Agreement; or (b) the Target Trust's signature of the Acquiring Trust's registration statement on Form N-14 under the 1933 Act.

     8.3. Target Trust and Target Fund agree to indemnify and hold harmless Acquiring Trust, Acquiring Fund and each of Acquiring Trust's trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which, jointly or severally, Acquiring Trust, Acquiring Fund or any of Acquiring Trust's trustees or officers may become subject, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by Target Trust or Target Fund of any of their representations, warranties, covenants or agreements set forth in this Agreement; or (b) the Acquiring Trust's signature of the Target Trust's registration statement on Form N-14 under the 1933 Act.

9.   ENTIRE AGREEMENT; NO SURVIVAL

     Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing.

10.  TERMINATION OF AGREEMENT

     This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by Target Fund's shareholders:

     10.1. By either Fund (a) in the event of the other Fund's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before December 31, 2002; or

     10.2.  By the parties' mutual agreement.

In the event of termination under paragraphs 10.1(c) or 10.2, there shall be no liability for damages on the part of either Fund to the other Fund.

11.  AMENDMENT

     This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by Target Fund's shareholders, in any manner mutually agreed on in writing by the parties; provided that following such approval no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund shares to be issued to Target Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.

12.  MISCELLANEOUS

     12.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

     12.2. Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     12.3. The Trust Instrument of each Investment Company provides that the trustees and officers of such Investment Company are not personally liable for the obligations of such Investment Company.

     12.4. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each Investment Company and delivered to the other party hereto. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     [signature page follows]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

                                    PIMCO VARIABLE INSURANCE TRUST
                                    on behalf of its series,

                                    PVIT Total Return Portfolio


                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________


                                    USALLIANZ VARIABLE INSURANCE
                                    PRODUCTS TRUST
                                    on behalf of its series,

                                    AZOA Fixed Income Fund
                                    AZOA Diversified Assets Fund


                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________


                                    Solely as to Section 8.1 above:

                                    USALLIANZ ADVISERS, LLC


                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                   SCHEDULE A

TARGET FUND                              CORRESPONDING ACQUIRING
-----------                              -----------------------
                                         FUND
                                         ----

AZOA Fixed Income Fund                   PVIT Total Return Portfolio

AZOA Diversified Assets Fund             PVIT Total Return Portfolio